UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 25, 2019
Date of Report (date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	50010
(Address of Principal Executive Offices)			(Zip Code)
(717) 845-7511
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 26, 2019, DENTSPLY SIRONA Inc. (the “Company”) appointed Janet S. Vergis to the Board of Directors of the Company (the “Board”) and expanded the size of the Board from ten members to eleven members. Ms. Vergis will participate in the same compensation plans as the other non-employee members of the Board, as described under “Directors’ Compensation” in the Company’s proxy statement dated April 12, 2019 for its 2019 annual meeting of stockholders.

Item 7.01 Regulation FD Disclosure.

On September 25, 2019, the Company issued a press release announcing the appointment of Ms. Vergis. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished in Items 7.01 and 9.01 to this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.  Description

99.1   DENTSPLY SIRONA Inc. press release, dated September 25, 2019.

104   Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          DENTSPLY SIRONA Inc.

By: /s/ Keith J. Ebling
               Keith J. Ebling, Executive Vice President,
General Counsel and Secretary

Date: September 25, 2019